EXHIBIT 10.10



JLG Industries, Inc.
Directors Stock Option Plan



1.	Purpose

The JLG Industries, Inc. Directors Stock Option Plan (the "Plan") is designed to enable Outside Directors of JLG Industries, Inc. (the "Company") to acquire or increase a proprietary interest in the Company, and thus to share in the future success of the Company's business. Accordingly, the Plan is intended as a further means not only of attracting and retaining outstanding Outside Directors, but also of promoting a closer identity of interests between Outside Directors and shareholders.

2.	Definitions

In this Plan document, unless the context clearly indicates otherwise, words in the masculine gender shall be deemed to refer to females as well as males, any term used in the singular also shall refer to the plural, and the following capitalized terms shall have the following meanings set forth in this
Section 2:

 (a) "Beneficiary" means the person or persons designated in writing by the Grantee as his beneficiary in respect of an Option; or, in the absence of an effective designation or if the designated person or persons predecease the Grantee, the Grantee's Beneficiary shall be the person or persons who acquire by bequest or inheritance the Grantee's rights in respect of an Option. In order to be effective, a Grantee's designation of a Beneficiary must be on file with the Company before the Grantee's death.
Any such designation may be revoked and a new designation substituted therefor at any time before the Grantee's death.

(b)	"Board of Directors" or "Board" means the Board of Directors of the Company.

 (c)	A "Change in Control" shall be deemed to occur when and only then the first of the following events occurs:

  (1)	any person becomes the beneficial owner, directly or
indirectly, of securities of the Company representing 25 percent or more of the combined voting power of the Company's then outstanding voting securities; or

  (2)	three or more directors, whose election or nomination
for election is not approved by a majority of the Incumbent Board, are elected within any single twelve-month period to serve on the Board of Directors; or

  (3)	members of the Incumbent Board cease to constitute a
majority of the Board of Directors.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur pursuant to clause i) solely because twenty-five percent or more of the combined voting power of the Company's outstanding securities is acquired by one or more employee benefit plans maintained by the Company. For purposes of this Section 2(c), the terms "person" and "beneficial owner" shall have the meanings set forth in sections 3(a) and 13(d) of the Securities Exchange Act of 1934, as amended, and in the regulations promulgated thereunder; and the term "Incumbent Board" shall mean (i) the members of the Board of Directors on September 27, 1993, to the extent that they continue to serve as members of the Board of Directors, and
(ii) any individual who becomes a member of the Board of Directors after September 27, 1993, if his election or nomination for election as a director was approved by a vote of at least three quarters of the then Incumbent Board.

 (d)	"Code" means the Internal Revenue Code of 1986, as amended from time to time.

(e)	"Company" means JLG Industries, Inc.

 (f)	"Disability" means having a total and permanent disability as defined in Section 22(e)(3) of the Code.

 (g)	"Employee" means any person who is an employee , as defined in
Section 3401(c) of the Code, of the Company, any Subsidiary, or any Parent.

 (h)	"Fair Market Value" means, when used in connection with the
Shares on a certain date, the mean of the high and low prices at which Shares are traded on the trading day preceding the date of determination as reported for such day by The Wall Street Journal (or if Shares are not traded on such day, on the next preceding day on which Shares are traded) or, if the prices at which Shares are traded are not reported by the Wall Street Journal, any other appropriate method that the Company deems fair and equitable.

 (i)	"Grantee" means a person to whom an Option has been granted
under the Plan.

 (j)	"Option" means any option to purchase a Share or Shares pursuant to the provisions of the Plan.

 (k)	"Option Agreement" means the written agreement to be entered into by the Company and the Grantee, as provided in Section 5 hereof.

 (l)	"Outside Director" means each member of the Board of Directors who is not an Employee.

 (m)	"Parent" means any parent corporation of the Company within the meaningof Section 424(e) of the Code (or a successor provision of similar import).

 (n)	"Plan" means the JLG Industries, Inc. Directors Stock Option
Plan, as set forth herein and as amended from time to time.

 (o)	"Shares" means shares of the Company's $.20 par value capital stock.

 (p)	"Subsidiary" means a subsidiary corporation of the Company
within the meaning of Section 424(f) of the Code (or a successor provision of similar import).

(q)	"Term" means the period during which a particular Option may be exercised.




3.	Adoption Date and Duration of the Plan

The Plan is effective September 27, 1993, and shall continue in effect until December 31, 2003, unless it is sooner terminated in accordance with
Section 13 hereof; provided, however, that if the Plan is not approved by the affirmative votes of the holders of a majority of the securities of the Company present, or represented, and entitled to vote, at a meeting duly held in accordance with applicable law, the Plan and all Options shall be of no effect. An Option outstanding at the time the Plan is terminated shall not cease to be or cease to become exercisable pursuant to its terms solely because of the termination of the Plan.

4.	Number and Source of Shares Subject to the Plan

 (a)	The Company may grant Options under the Plan with respect to not more than 342,000 Shares, which shall be provided from Shares in the Company's treasury, by the issuance of Shares authorized but unissued, or from outstanding Shares purchased in the open market.

 (b)	If an Option previously granted is surrendered before exercise, or lapses or is terminated without being exercised, in whole or in part, the Shares subject to the Option shall become available for the granting of Options under the Plan within the aggregate maximum number of Shares stated in subsection (a), but only to the extent that such Option has not been exercised.

5.	Grant of Options

 (a)	In each year during the term of the Plan, a single Option to purchase 6,000 Shares shall automatically be granted to each individual who is an Outside Director on the date of grant for that year; provided, however, that such Options shall not be granted unless the Company had a net profit before extraordinary events (as determined by the Company's independent auditors and reflected in the Company's annual report) for the immediately preceding fiscal year. The date of grant of such Options in each year shall be the date on which the results of the election of directors held at the Company's annual meeting for that year are certified by the judge of elections.

 (b)	At any time after shareholder approval of the Plan and prior to the termination of the Plan, a single Option shall automatically be granted to each individual who is appointed to the Board for the first time by action of the Board and not action of the Company's shareholders. The date of grant of such an Option shall be the date on which the Outside Director is appointed to the Board for the first time. The number of Shares subject to such an Option shall be determined according to the following formula:
 10.9589 x (365 - Y), where Y is the number of days between the immediately preceding annual meeting and the date of grant.

 (c)	All such grants shall be subject to and conditioned upon
shareholder approval of the Plan as provided in Section 3. The Options shall not be incentive stock options within the meaning of Section 422(b) of the Code. -+Options may be granted under the Plan only as provided in this Section 5.

 (d)	Appropriate officers of the Company are hereby authorized to execute and deliver Option Agreements in the name of the Company.



6.	Terms of Options

 (a)	The Option price per Share of each Option shall be equal to the
Fair Market Value of a Share on the date of the grant of the Option.

 (b)	Each Option shall have a Term of ten years, unless it is sooner terminated in accordance with the provisions of the Plan. In no event shall an Option be exercisable after the expiration of such Term.

 (c)	Each Option shall first become exercisable with respect to all of the Shares on the first anniversary of the date of the grant of the Option, except that no Option may be exercised prior to the expiration of six months after the later of (i) the date of the grant of the Option or
(ii) the date of shareholder approval of the Plan.

 (d)	A Grantee may at any time or from time to time during the Term of an Option exercise all or any portion of the Option that is then exercisable.

 (e)	Notwithstanding the provisions of subsection (c), upon the
expiration of the mandatory six-month holding period specified in subsection
(c) above, all outstanding Options shall become exercisable in full, immediately following the date on which the Company obtains actual knowledge that a Change in Control has occurred.

7.	Exercise of Option

 (a)	Options shall be exercised by delivering or mailing to the
Company:

 	(1)	a notice, in the form and in the manner prescribed by
the Company, specifying the number of Shares to be purchased, and

  (2)	payment in full of the Option price for the Shares so
purchased (i) by money order, cashier's check, or certified check; (ii) by the tender of Shares to the Company; or (iii) a combination thereof.
The Company shall determine acceptable methods for tendering Shares to exercise an Option under the Plan, and may impose such limitations and prohibitions on the use of Shares to exercise
Options as it deems appropriate. Shares tendered in payment of the Option price of an Option shall be valued at their Fair Market Value on the date of tender.

The date of exercise shall be deemed to be the date that the notice of exercise and payment of the Option price are received by the Company.

 (b)	Subject to subsection (c) below, upon receipt of the notice of exercise and upon payment of the Option price, the Company shall promptly deliver to the Grantee (or Beneficiary) a certificate or certificates for the Shares purchased, without charge to him for issue or transfer tax.

 (c)	The exercise of each Option under the Plan shall be subject to the condition that if at any time the Company shall determine (in accordance with the provisions of the following sentence) that it is necessary as a condition of, or in connection with, such exercise (or the delivery or purchase of Shares thereunder) (i) to satisfy withholding tax or other withholding liabilities, (ii) to effect the listing, registration, qualification on any securities exchange, on any quotation system, or under any state or federal law, of any Shares otherwise deliverable in connection with such exercise, or (iii) to obtain the consent or approval of any regulatory body, then in any such event such exercise shall not be effective unless such withholding, listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company in its reasonable and good faith judgment. In seeking to effect or obtain any such withholding, listing, registration, qualification, consent or approval, the Company shall act with all reasonable diligence. Any such postponement or limitation affecting the right to exercise an Option shall not extend the time within which the Option may be exercised, unless the Company and the Grantee choose to amend the terms of the Option to provide for such an extension; and neither the Company nor its directors or officers shall have any obligation or liability to the Grantee or to a Beneficiary by reason of any such postponement or limitation.

 (d)	All Options granted under the Plan shall be nontransferable
other than by will or by the laws of descent and distribution in accordance with Section 8(a) hereof, and an Option may be exercised during the lifetime of the Grantee only by him.

 (e)	Upon the purchase of Shares under an Option, the stock
certificate or certificates may, at the request of the purchaser, be issued in his name and the name of another person as joint tenants with right of survivorship.



8.	Exercise of Option after Termination of Status as a Director

 (a)	Death

If a Grantee's status as a member of the Board shall terminate due to the Grantee's death, or if the Grantee shall die while an Option is exercisable pursuant to subsection (d) below, any Option held by the Grantee on the date of his death may be exercised at any time within twelve months after the Grantee's death, and only by the Grantee's Beneficiary.

 (b)	Disability

If a Grantee's status as a member of the Board shall terminate due to his Disability, the Grantee may exercise the Option at any time within two years after such termination.

 (c)	Retirement

If a Grantee's status as a member of the Board shall terminate due to his retirement, the Grantee may exercise the Option at any time within two years after such termination.

 (d)	Termination of Status as a Director for any Other Reason

If a Grantee's status as a member of the Board shall terminate for any reason other than those specified in subsection (a), (b) or (c) above, the Grantee may exercise the Option at any time within six months after the termination of such status, to the extent that the Option was exercisable on the date of such termination.

 (e)	Notwithstanding any other provision of this Plan, except for the six-monthwaiting period described in the final sentence of Section 6(c) and the ten-year Term of the Option described in Section 6(b), an Option shall become immediately exercisable in full upon Disability or death of the Grantee, and any Option that would have become immediately exercisable in full upon the Grantee's Disability or death but for the application of such six-month waiting period shall become immediately exercisable in full upon the expiration of such six-month waiting period.

9.	Tax Withholding

The Company shall have the right to collect an amount sufficient to satisfyany federal, state and/or local withholding tax requirements that might apply with respect to any Option to a Grantee.

10.	Shareholder Rights

An Option shall not confer upon the Grantee any rights of a shareholder, unless and until Shares are actually issued to him pursuant to the exercise of the Option.

11.	Adjustment for Changes in Capitalization

Subject to the provisions of Section 13 hereof, in the event that there if any change in the Shares through merger, consolidation, reorganization, recapitalization or otherwise; or if there shall be any dividend on the Shares, payable in Shares; or if there shall be a stock split or a combination of Shares, the number of Shares subject to outstanding Options, and the Option price per Share of each outstanding Option may be proportionately adjusted by the Board of Directors as it deems equitable in its sole and absolute discretion to prevent dilution or enlargement of the rights of the Grantees; provided that any fractional Shares resulting from such adjustments shall be eliminated.

12.	Effects of Merger or Other Reorganization

If the Company shall be the surviving corporation in a merger or other reorganization, Options shall extend to stock and securities of the Company after the merger or other reorganization to the same extent that a person who held, immediately before the merger or reorganization, the number of Shares corresponding to the number of Shares covered by the Award would be entitled to have or obtain stock and securities of the Company under the terms of the merger or reorganization.

13.	Termination, Suspension or Modification of Plan

The Board of Directors may at any time terminate, suspend, or modify the Plan; provided that the Board shall not, without approval by the affirmative votes of the holders of a majority of the securities of the Company present, or represented, and entitled to vote, at a meeting duly held in accordance with applicable law, (a) change the class of persons eligible for Options;
(b) change the Option price of Options as provided in Section 6 (other than through adjustments for changes in capitalization as provided in Section 11 hereof); (c) increase the maximum duration of the Plan; (d) materially increase the benefits accruing to participants under the Plan; or (e) materially increase the number of securities that may be issued under the Plan; and provided further that the provisions of the Plan that affect the eligibility to participate in the Plan, or that affect the number, Option price or timing of Options shall not be amended more than once every six months, other than tocomport with changes in the Code, the Employee Retirement
Income Security Act, or the rules thereunder. The last proviso is intended to comply with the exemption for formula awards under 17 C.F.R. 240.16b-3(c)(2)(ii)(B) and shall be construed consistent with, applied only to the extent required by such provision. No termination, suspension or modification of the Plan shall adversely affect any right acquired by any Grantee, or by any Beneficiary, under the terms of any Option granted before the date of such termination, suspension or modification, unless such Grantee or Beneficiary shall expressly consent; but it shall be conclusively presumed that any adjustment pursuant to Section 11 hereof does not adversely affect any such right.



14.	Application of Proceeds

The proceeds received by the Company from the sale of Shares under the Plan shall be used for general corporate purposes.

15.	General Provisions

The grant of an Option in any year shall not confer upon the Grantee any right to remain a member of the Board.

16.	Governing Law

The Plan shall be construed and its provisions enforced and administered in accordance with the laws of the Commonwealth of Pennsylvania, except to the extent that such laws may be superseded by any federal law.